WILEY

Fourth Quarter and Fiscal Year 2015 Earnings Report

June 16, 2015







Like

About Wiley

Wiley is a global provider of knowledge and knowledge-enabled services that improve outcomes in areas of research, professional practice and education. Through its **Research** segment, the Company provides digital and print scientific, technical, medical, and scholarly journals, reference works, books, database services, and advertising. The **Professional Development** segment provides digital and print books, online assessment and training services, and test prep and certification to professionals in business and finance, leadership, technology, architecture, psychology, education and other areas. In **Education**, Wiley provides education solutions including online program management services for higher education institutions and course management tools and content for instructors and students.

Safe Harbor Statement

This presentation contains certain forward-looking statements concerning the Company's operations, performance, and financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward-looking statements are based upon a number of assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company, and are subject to change based on many important factors. Such factors include, but are not limited to (i) the level of investment in new technologies and products; (ii) subscriber renewal rates for the Company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key online retailers; (vi) the seasonal nature of the Company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) the Company's ability to protect its copyrights and other intellectual property worldwide (ix) the ability of the Company to successfully integrate acquired operations and realize expected opportunities and (x) other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.

Adjusted Results

The Company provides financial measures referred to as "adjusted" revenue, contribution to profit, and EPS, which exclude restructuring and impairment charges and deferred tax benefits related to a UK corporate income tax rate reduction. Variances to adjusted revenue, contribution to profit, and EPS are on a constant currency basis unless otherwise noted. Management believes the exclusion of such items provides additional information to facilitate the analysis of results. These non-GAAP measures are not intended to replace the financial results reported in accordance with GAAP.

Fiscal Year Highlights

- **Revenue and Adjusted EPS guidance achieved**
  - 4% revenue growth on constant currency basis
  - EPS of $3.26, up $0.21 (+10%) including adverse FX impact of $0.11
- **Strong revenue growth for journals (Research Communication +4%) –** steady subscription growth along with strong funded access growth and backfile sales
- **Double-digit growth rates for digital solutions revenue**
  - Education Services/Deltak winning more large national institutions in US and beginning entry into Europe
  - CrossKnowledge advancing in Europe and gaining position in US
- **60% of revenue from digital and services, up from 55% a year ago. Print books declined to 25% of revenue**
- **Books revenue under long-term pressure, especially for Professional Development and Research**

Fiscal Year Performance Summary

(millions)	FY 2015	FY 2014	Change	Change (ex-FX)
Revenue	$1,822.4	$1,775.2	3%	4%
Adjusted Operating Income*	$266.5	$254.2	15%	9%
Operating Margin	14.6%	14.3%		
Adjusted EPS*	$3.26	$3.05	10%	10%

- Revenue growth in Research journals (+4%) and Education and Professional Development solutions more than offset a decline in Books (-8%)
- Organic revenue, which excludes CrossKnowledge and Profiles International, grew 1% over prior year at constant currency
- Higher earnings driven by revenue growth, gross margin expansion from shift to digital and services, restructuring savings, and a lower effective tax rate
- Significant FX headwind (unfavorable by $27M in revenue and $0.11 in EPS)

*Adjusted to exclude unusual and one-time items in FY15 and FY14

WILEY

Fourth Quarter Performance Summary

(millions)	FY 2015	FY 2014	Change	Change (ex-FX)
Revenue	**$441.6**	**$457.1**	**(3%)**	**2%**
Adjusted Operating Income*	**$63.0**	**$62.9**	**22%**	**11%**
Operating Margin	**14.3%**	**13.8%**		
Adjusted EPS*	**$0.81**	**$0.77**	**32%**	**17%**

- Revenue growth in Education and Professional Development solutions and Other Journal Revenue (+6%) was offset by a decline in Books (-5%) and Journal Subscriptions (-2%). Journal performance was adversely impacted by publication timing and the previously noted subscription agent bankruptcy (Swets)
- Fourth quarter organic revenue declined 1% at constant currency
- Higher earnings driven by gross margin improvement from shift to digital and services, cost savings, and lower effective tax rate

Adjusted to exclude unusual and one-time items in FY15 and FY14

WILEY

Research

(millions)	FY 2015	FY 2014	% of Revenue	Change (ex-FX)
Journal Subscriptions	$664.5	$667.3	64%	1%
Funded Access	$22.4	$17.7	2%	29%
Other Journal Revenue	$126.9	$113.9	12%	15%
Total Research Communication	**$813.8**	**$798.9**	**78%**	**4%**
Print Books	$101.9	$114.1	10%	(9%)
Digital Books	$45.6	$47.7	4%	(2%)
Total Books and References	**$147.4**	**$161.8**	**14%**	**(7%)**
Other Research Revenue	**$79.6**	**$83.6**	**8%**	**(2%)**
TOTAL REVENUE	**$1040.8**	**$1,044.3**	**100%**	**2%**
ADJUSTED CONTRIBUTION TO PROFIT (CTP)*	**$320.3**	**$313.5**		**5%**

- Journals continued their steady growth (+4% excluding FX)
  - Modest growth in subscriptions
  - Strong growth in Funded Access and backfiles (large backfile deal in Q1)
- Society journal publishing bids netted to an annualized revenue loss of $4M for calendar year 2015; performance for calendar year 2016 expected to improve
- Actions underway to integrate Research books with Professional books to drive portfolio optimization, marketing and selling synergies, and cost efficiencies
- Adjusted CTP improved due revenue growth and restructuring savings

WILEY

**Adjusted to exclude unusual and one-time items in FY15 and FY14*

Professional Development

(millions)	FY 2015	FY 2014	% of Revenue	Change (ex-FX)
Print Books	$209.5	$232.0	51%	(9%)
Digital Books	$49.8	$53.8	12%	(7%)
Online Test Preparation and Certification	$18.6	$15.2	5%	22%
Other Knowledge Services	$30.4	$29.9	7%	2%
Total Knowledge Services	**$308.2**	**$330.8**	**76%**	**(6%)**
Assessment	$56.8	$33.0	14%	72%
Online Learning and Development	$42.0	0	10%	
Total Talent Solutions	**$98.8**	**$33.0**	**24%**	**199%**
TOTAL REVENUE	**$407.0**	**$363.9**	**100%**	**13%**
ADJUSTED CONTRIBUTION TO PROFIT (CTP)*	**$42.5**	**$34.0**		**28%**

- Growth in Online Test Preparation (+22%) and post-hire assessment (+7%) was more than offset by continued decline in book revenue (-8%)
- $65 million in combined revenue contribution from the CrossKnowledge and Profiles International acquisitions
- Organic revenue, excluding acquisitions, declined 5% on a constant currency basis
- Adjusted CTP up 28% due to restructuring savings and higher gross profit, which more than offset investment in Talent Solutions acquisitions
- Both CrossKnowledge and Profiles International were EBITDA positive for the year

WILEY

**Adjusted to exclude unusual and one-time items in FY15 and FY14*

Education

(millions)	FY 2015	FY 2014	% of Revenue	Change (ex-FX)
Print Textbooks	$144.4	$163.2	39%	(9%)
Digital Books	$34.0	$30.1	9%	15%
Total Books	**$178.5**	**$193.3**	**48%**	**(6%)**
Custom Products	$50.6	$43.6	14%	16%
Course Workflow Solutions (WileyPLUS)	$54.2	$49.5	14%	11%
Education Services (Deltak)	$81.6	$70.2	22%	16%
Other Education Revenue	$9.7	$10.5	3%	(7%)
TOTAL REVENUE	**$374.6**	**$367.0**	**100%**	**3%**
ADJUSTED CONTRIBUTION TO PROFIT (CTP)*	**$47.7**	**$48.7**		**1%**

- Double-digit growth in Digital Books (+15%), Custom Products (+16%), Course Workflow/WileyPLUS (+11%), and Education Services/Deltak (+16%) more than offset a Print Textbook decline (-9%)
- In the quarter, Education Services (Deltak) added University of Delaware (US) and University College Cork (Ireland) as partners. Total count of 38 partners and 200 programs at year-end
- Adjusted CTP gain reflects revenue growth and gross margin improvement largely offset by continued investment in Deltak for market position
- Deltak EBITDA for the year was marginally negative

Adjusted to exclude restructuring charges in FY15 and FY14

Adjusted Shared Services Costs

(millions spent)	FY 2015*	FY 2014*	Change (ex-FX)
Distribution and Operation Services	$88.2	$99.4	(10%)
Technology and Content Management	$246.3	$241.3	2%
Finance	$53.0	$54.5	(1%)
Other Administration	$106.3	$101.5	6%
Total	**$493.8**	**$496.7**	**0%**

- Distribution and Operation Services cost reduction driven by restructuring savings and the benefits of a more variable cost structure to track with declining print volumes
- Technology spending (*excluding* Content Management) increased 10% for the year, as expected
- Higher Other Administration reflects the expiration of a real estate tax incentive, early stage investment in an Enterprise Resource Planning (ERP) implementation, and occupancy and other costs related to the recent acquisitions

**Adjusted to exclude restructuring charges in FY15 and FY14*

Balance Sheet

Balance Sheet *(millions)*	**As of 4/30/15**	**As of 4/30/14**
Cash and Cash Equivalents	$457.4	$486.4
Short Term Debt	$100.0	$0
Long Term Debt	$650.1	$700.1
Net Debt	$292.7	$213.7
Net Debt to EBITDA (ttm)	**0.7x**	**0.5x**

- Significant leverage capacity to add strategic acquisitions
- Areas of acquisition interest include:
  - Talent Management with a focus on learning and development solutions for enterprise customers
  - Technology-enabled services targeting educational institutions, including additional scale in online program management
    - Talent and education services acquisitions are consistent with our overall strategy to offer solutions spanning education to employment
  - Journals content and technology

Cash Flow

Cash Flow (millions)	FY 2015	FY 2014
Net Income	$176.9	$160.5
Cash From Operations	$355.1	$348.2
Composition Spending	$39.4	$40.6
Capex (Technology)	$69.1	$57.6
Free Cash Flow	$246.6	$250.1
Free Cash Flow Yield*	7%	7%
Selected Uses of Cash:		
Acquisitions	$172.2	$54.5
Dividends	$68.5	$59.0
Share Repurchases	$62.0	$63.4

- Free Cash Flow performance vs. earnings impacted by higher capital investment in technology and higher restructuring payments
- Balanced approach to cash usage continues to allow for targeted acquisitions
- Technology investment ramping up due to ERP deployment
- Repurchased 1.1 million shares @ average cost of $57.26. Over 2 million shares remain in the current program

* *Based on June 12 closing price*

Outlook

FY16 Outlook

- **Wiley's mission is to deliver the skills and knowledge researchers, professionals and students need to be successful**
  - — High-growth market for education-to-employment solutions
  - — Acquisitions important to accelerate growth and scale
  - — Content and capabilities to create lasting competitive advantage
- **Research journals continue to provide a strong foundation for the long-term success of our business**
- **Our books business will adjust as we focus our portfolio on higher value content**
- **All of our business will gain from emphasis on achieving competitive efficiency benchmarks, partly enabled by current Technology investments**

FY16 Revenue Outlook

- **Low-single digit revenue growth expected *excluding* unfavorable impacts from:**
  - Foreign exchange movement
  - Previously announced timing shift in journals
- **Steady, low-single digit growth in journals excluding timing shift ($35M from FY16 into FY17)**
- **Solutions growing at double-digit rates as we continue to pursue higher market share**
- **Books under sustained pressure, with books in Education roughly flat and declines expected for Research and Professional Development books**

FY16 Earnings Outlook

- **Flat EPS expected excluding foreign exchange and timing shift in journals ($0.35/share into FY17). Anticipated earnings improvement from revenue growth and cost savings offset by incremental investment in ERP and related systems (more than $0.15/share)**
  - Continued revenue and profit growth in Journals
  - Near-term leverage from revenue growth in Talent Solutions and Education Services/Deltak muted by continued investment for market share
  - Higher education profit improving modestly due to restructuring savings
  - Declines in Research and Professional Development book revenues offset by additional restructuring savings
- **ERP and related systems investment expected to be approximately $75M through FY17 (roughly split between opex and capex)**
  - Significant longer-term operating efficiency and effectiveness gains expected
- **Planning underway company-wide to achieve fully competitive cost benchmarks aligned to evolving revenue profile**

FY16 Cash Flow

Cash from Operations expected to be in line with FY15

- Steady business performance to continue, including modest journal revenue and profit growth
- No cash impact from time-based journal revenue and earnings shift

Free Cash Flow lower than FY15 due to near-term investments (capex approximately $35M higher)

- ERP and related systems to enable future operating efficiency gains
- Hoboken headquarters transformation to enable consolidation and productivity gains

Beyond FY16

- **Revenue, EPS and operating margin growth expected to accelerate beyond FY16**
- **Achievement of specific FY17 goals delayed**
  - Book performance more unfavorable than expected
  - No new solutions acquisitions made since May 2014
  - Significant investment in ERP and related systems
- **High confidence in our strategy and ability to execute**
  - Consistent revenue and profit growth in our journals business
  - Continued double-digit growth from our education and professional solutions businesses
  - Strong continued cash flow generation and balance sheet flexibility to allow for targeted and meaningful acquisitions
  - Significant cost savings from integration of books businesses and achievement of competitive cost benchmarks

Summary

FY15 Results

- Earnings guidance achieved despite significant currency headwind ($0.11/share)
- Solid growth in consolidated revenue (+4%) and EPS (+10%)
- Journals and solutions businesses performed well
- Book revenue more unfavorable than expected

FY16 Outlook

- Revenue guidance for low-single-digit growth excluding FX and adverse impact of shift to time-based journal subscription agreements
- EPS guidance for flat growth excluding currency and journal shift reflects:
  - Modest revenue and gross profit growth
  - Investment in market share expansion in solutions businesses, and
  - Incremental investment in ERP and related systems (more than $0.15/share) to enable achievement of competitive efficiency benchmarks

Revenue, EPS and operating margin growth expected to accelerate beyond FY16

WILEY

Fourth Quarter and Fiscal Year 2015 Earnings Report

June 16, 2015

